UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 13, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 13, 2021, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company”) announced its operational results for the quarter ended June 30, 2021. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated August 13, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 13, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Income Opportunity Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@incomeopp-realty.com

Income Opportunity Realty Investors, Inc. Reports Second Quarter 2021 Results

DALLAS (May 17, 2021) - Income Opportunity Realty Investors, Inc. (NYSE MKT: IOR), a Dallas-based real estate investment company, today reported results of operations for the second quarter ended June 30, 2021.

For the three months ended June 30, 2021, the Company reported net income of $819,000 or $0.20 per share, as compared to net income of $1,352,000 or $0.30 per share for the same period ended 2020.

Our primary business is investing in real estate and mortgage note receivables.

Expenses

General and administrative expenses were $100 thousand for the three months ended June 30, 2021. This represents a decrease of $28 thousand, compared to general and administrative expenses of $128 thousand for the three months ended June 30, 2020. This decrease was primarily driven by a decrease in legal fees of $12 thousand and audit fees of approximately $15 thousand.

Advisory fees were $201 thousand for the three months ended June 30, 2021 compared to $191 thousand for the same period in 2020 for an increase of $10 thousand. Advisory fees are computed based on a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value.

Net income fee to related party was $55 thousand for the three months ended June 30, 2021. This represents a decrease of $57 thousand, compared to the net income fee of $112 thousand for the three months ended June 30, 2020. The net income fee paid to our Advisor is calculated at 7.5% of net income.

Other income (expense)

Interest income decreased to $1.2 million for the three months ended June 30, 2021 compared to $1.3 million for the same period in 2020. The decrease of $100 thousand was primarily due to a decrease in interest recognized due to some notes being paid off in 1Q 2021.

Other income was $162 thousand for the three months ended June 30, 2021 compared to $742 thousand for the three months ended June 30, 2020. The decrease was due to a tax increment reimbursement from City of Farmers Branch received in 2020.

About Income Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, Inc., a Dallas-based real estate investment company, currently holds a portfolio of notes receivable. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company’s website at www.incomeopp-realty.com.

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
	(dollars in thousands, except par value amount)
Assets
Current assets
Cash and cash equivalents	$2	$12
Receivable and accrued interest from related parties	94,797	90,526
Total current assets	94,799	90,538

Non current assets
Notes and interest receivable from related parties	11,837	13,930
Total non current assets	11,837	13,930

Total Assets	$106,636	$104,468

Liabilities and Shareholders' Equity

Liabilities:
Accounts payable and other liabilities	$9	$12
Total liabilities	9	12

Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 4,173,675 and outstanding 4,168,414 shares in 2021 and 2020	42	42
Treasury stock at cost, 5,261 shares in 2021 and 2020	(39)	(39)
Paid-in capital	61,955	61,955
Retained earnings	44,669	42,498
Total shareholders' equity	106,627	104,456
Total liabilities and shareholders' equity	$106,636	$104,468

The accompanying notes are an integral part of these consolidated financial statements.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
	(dollars in thousands, except per share amounts)		(dollars in thousands, except per share amounts)
Revenues:
Revenue from operations	$—	$—	$—	$—

Expenses:
General and administrative (including $155 and $120 for the six months ended 2021 and 2020, respectively, to related parties)	100	128	288	267
Net income fee to related party	55	112	194	198
Advisory fee to related party	201	191	398	380
Total operating expenses	356	431	880	845
Net operating loss	(356)	(431)	(880)	(845)

Other income (expenses):
Interest income from related parties	1,231	1,290	2,449	2,769
Other income	162	742	1,179	742
Total other income	1,393	2,032	3,628	3,511
Income before taxes	1,037	1,601	2,748	2,666
Income tax expense	218	336	577	560
Net income	$819	$1,265	$2,171	$2,106

Earnings per share - basic and diluted
Net income	$0.20	$0.30	$0.52	$0.51

Weighted average common shares used in computing earnings per share	4,168,414	4,168,414	4,168,414	4,168,414

The accompanying notes are an integral part of these consolidated financial statements.